
                                                                                          EXHIBIT 11.0

                                        SUN MICROSYSTEMS, INC.

                            STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                               (in thousands, except per share amounts)


PRIMARY
-------
                                                                           YEARS ENDED
                                                                             JUNE 30,
                                                                             --------
                                                                1997          1996           1995
                                                              ---------------------------------------

Net income                                                    $762,420      $476,388        $355,842

Weighted average common shares outstanding                     368,426       371,134         382,864

Common equivalent shares attributable to the following:

                  Stock options and warrants                    20,541        22,246          10,836

Total common and common equivalent shares
outstanding                                                    388,967       393,380         393,700
                                                              ---------------------------------------

Net income per common and common
equivalent share                                              $   1.96      $   1.21        $   0.91
                                                              =======================================




Fully Diluted
-------------

                                                                           YEARS ENDED
                                                                             JUNE 30,
                                                                             --------
                                                                1997          1996           1995
                                                              ---------------------------------------

Net income                                                    $762,420      $476,388       $355,842

Weighted average common shares outstanding                     368,426       371,134        382,864

Common equivalent shares attributable to the following:

                  Stock options and warrants                    21,053        23,112         11,570

Total common and common equivalent shares
outstanding                                                    389,479       394,246        394,434
                                                              ---------------------------------------

Net income per common and common
equivalent share                                              $   1.96      $   1.21       $   0.91
                                                              =======================================

                                       27